Exhibit 99.1
JOINT FILING STATEMENT
     Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units representing limited partner interests in DCP Midstream Partners, LP has been adopted and filed on behalf of each of them,(ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

DCP LP HOLDINGS, LLC

By:	DCP Midstream, LLC, its managing member

By:	/s/ Brent L. Backes

Name:	Brent L. Backes
Title:	Group Vice President, General Counsel and Corporate Secretary

DCP MIDSTREAM, LLC

By:	/s/ Brent L. Backes

Name:	Brent L. Backes
Title:	Group Vice President, General Counsel and Corporate Secretary
February 28, 2008